EXHIBIT 99.1
SHUFFLE MASTER, INC. 1106 Palms Airport Dr. Las Vegas, NV 89119 www.shufflemaster.com
News Release
FOR FURTHER INFORMATION CONTACT: Julia Boguslawski Investor Relations ph: (702) 897-7150 fax: (702) 270-5161	Mark L. Yoseloff, Ph.D., CEO Coreen Sawdon, CAO & Acting CFO ph: (702) 897-7150 fax: (702) 270-5161

Shuffle Master, Inc. Announces Resignation of Director

LAS VEGAS, Nevada, Thursday, February 12, 2009 - Shuffle Master, Inc. (NASDAQ Global Select Market:  SHFL) (the “Company”) announced today that Chris Philibbosian has stepped down as a director of the Company, effective February 10, 2009, to devote more time to SAAK Management, the company he created in 2008 and currently presides over.  Due to the significant increase in commitments related to SAAK Management, Philibbosian has decided to step down from the Board to focus more of his time on growing his business while serving the expanded needs of existing clients. As a result, Philibbosian has determined that he can not dedicate the appropriate time to adequately serve the needs of the Company as a director.

“I am encouraged and excited about the expanded opportunities for SAAK Management,” Chris Philibbosian commented. “Although I know it is a prudent decision to place the demands of my business first, I am sorry to be stepping down from the Shuffle Master Board of Directors.  This is an exceptional company with a talented executive team and I would have thoroughly enjoyed the opportunity to contribute to the promising next chapters of the Shuffle Master story.”

Commenting on the resignation, Phillip Peckman, Chairman of the Board, said, “We are disappointed to lose Chris’ contributions to our Board; however, we understand and respect his need to devote time to SAAK Management and wish him continued success in the future.”

About Shuffle Master, Inc.

Shuffle Master, Inc. is a gaming supply company specializing in providing its casino customers with improved profitability, productivity and security, as well as popular and cutting-edge gaming entertainment content, through value-add products in four distinct categories: Utility products which includes automatic card shuffler, roulette chip sorters and intelligent table system modules, Proprietary Table Games which include live table game tournaments, Electronic Table Systems which include various e-Table game platforms, and Electronic Gaming Machines which include traditional video slot machines for select markets and wireless gaming solutions. The Company is included in the S&P Smallcap 600 Index.  Information about the Company and its products can be found on the Internet at www.shufflemaster.com.

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Forward Looking Statements

This release contains forward-looking statements that are based on management’s current beliefs and expectations about future events, as well as on assumptions made by and information available to management. The Company considers such statements to be made under the safe harbor created by the federal securities laws to which it is subject, and assumes no obligation to update or supplement such statements. Forward-looking statements reflect and are subject to risks and uncertainties that could cause actual results to differ materially from expectations. Risk factors that could cause actual results to differ materially from expectations include, but are not limited to, the following: we may be unable to repurchase our contingent convertible senior notes; our intellectual property or products may be infringed, misappropriated, invalid, or unenforceable, or subject to claims of infringement, invalidity or unenforceability, or insufficient to cover competitors' products; the gaming industry is highly regulated and we must adhere to various regulations and maintain our licenses to continue our operations; the search for and possible transition to a new chief executive officer, and the search for and the transition to a new chief financial officer, could be disruptive to our business or simply unsuccessful; our ability to implement our six-point strategic plan successfully is subject to many factors, some of which are beyond our control; litigation may subject us to significant legal expenses, damages and liability; our products currently in development may not achieve commercial success; we compete in a single industry, and our business would suffer if our products become obsolete or demand for them decreases; any disruption in our manufacturing processes or significant increases in manufacturing costs could adversely affect our business; our gaming operations, particularly our Utility, Proprietary Table Games, Electronic Table Systems and Electronic Gaming Machines, may experience losses due to technical difficulties or fraudulent activities; we operate in a very competitive business environment; we are dependent on the success of our customers and are subject to industry fluctuations; risks that impact our customers may impact us; certain market risks may affect our business, results of operations and prospects; a downturn in general economic conditions or in the gaming industry or a reduction in demand for gaming may adversely affect our results of operations; economic, political and other risks associated with our international sales and operations could adversely affect our operating results; changes in gaming regulations or laws; we are exposed to foreign currency risk; we could face considerable business and financial risk in implementing acquisitions; if our products contain defects, our reputation could be harmed and our results of operations adversely affected; we may be unable to adequately comply with public reporting requirements; our continued compliance with our financial covenants in our revolving credit facility is subject to many factors, some of which are beyond our control; the restrictive covenants in the agreement governing our senior secured credit facility may limit our ability to finance future operations or capital needs or engage in other business activities that may be in our interest; our available cash and access to additional capital may be limited by our leverage; and our business is subject to quarterly fluctuation. Additional information on these and other risk factors that could potentially affect the Company’s financial results may be found in documents filed by the Company with the Securities and Exchange Commission, including the Company’s current reports on Form 8-K, quarterly reports on Form 10-Q and annual report on Form 10-K and registration statement on Form S-1, filed on June 27, 2008, as amended.